Exhibit 10.18

Restricted Stock Award for Jim Hyde

DATE

Dear:

Pursuant to the Lumos Networks Corp. 2011 Equity and Cash Incentive (the “Plan”), the Plan’s administrative committee (the “Committee”) hereby grants XXX shares of Restricted Stock, par value $.01, of Lumos Networks Corp. (the “Company”) (the “Award”). This Award (i) replaces and supersedes the shares of Restricted Stock (your “NTELOS Restricted Stock”) you previously were awarded in the common stock, par value $.01, of NTELOS Holdings Corp (“NTELOS”) and (ii) is in exchange for surrender of your NTELOS Restricted Stock in connection with the separation of the Company from NTELOS (the “Separation”). The number of shares of Company Restricted Stock subject to your Award has been determined consistent with the applicable provisions of the Employee Matters Agreement dated October 1, 2011 (the “EMA”) entered into by and between NTELOS and the Company in connection with the Separation.

This Award is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between this letter and the terms of the Plan, the terms of the Plan will control. All capitalized terms used herein have the meanings set forth herein or in the Plan, as applicable.

Subject to your employment with NTELOS and its Subsidiaries prior to the Separation, and your continued employment with the Company and its Subsidiaries on and after the Separation, your Award will fully vest and become non-forfeitable as of [DATE] (“Vesting Date”).

Your Award shares will not become vested and non-forfeitable solely upon a Change in Control, as defined in the Plan, except as otherwise described below.

The following enhanced vesting provisions shall apply to your Award shares in the event your employment with the Company and its Subsidiaries terminates under the circumstances described below before your Award shares become vested.

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In the event the Company terminates your employment with the Company and its Subsidiaries involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control, as defined in the Plan, then your entire Award will fully vest and become non-forfeitable immediately prior to your Termination Date. Your employment will be considered to have been terminated “in contemplation of” a Change in Control only if the Company makes a public announcement or files a report or proxy statement with the Securities and Exchange Commission disclosing a transaction or series of transactions which, if completed, would constitute a Change in Control and your employment is terminated by the Company without Cause during the period beginning with such announcement or filing and ending on the earlier of (x) the date that the Board, acting in good faith, adopts a resolution stating that the transaction or series of transactions been abandoned or (y) the date that such transaction or series of transactions are completed. You will not be entitled to receive this enhanced vesting if your employment terminates on account of your death, disability, retirement, termination by the Company for Cause or your voluntary resignation for whatever reason.

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In the event the Company terminates your employment with the Company and its Subsidiaries involuntarily and without Cause other than in contemplation of or within nine (9) months after a Change in Control, as defined in the Plan, then your Award shares will fully vest and become non-forfeitable immediately prior to your Termination Date with respect to 25% of your Award shares for each full year of your employment with NTELOS and its Subsidiaries prior to the Separation and with the Company and its Subsidiaries on and after the Separation subsequent to the original date of grant of your NTELOS Restricted Stock. You will not be entitled to receive this enhanced vesting if your employment terminates on account of your death, disability, retirement, termination by the Company for Cause or your voluntary resignation for whatever reason.

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In the event your employment with the Company and its Subsidiaries terminates but you continue to serve on the Board of Directors of the Company or any of its Subsidiaries, your Award shares will continue to vest and become non-forfeitable based upon such service.

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In the event your employment with, and your service on the Board of Directors of, the Company and its Subsidiaries terminates but you continue to be an employee or serve on the Board of Directors of NTELOS or any of its Subsidiaries, and you remain reasonably available to cooperate with the Company and its Subsidiaries as may be necessary for the Company to address matters of material strategic importance to the Company with respect to which you have expertise from your previous employment with, or service on the Board of Directors of, the Company or any of its Subsidiaries, your Award shares will continue to vest and become non-forfeitable based upon your employment with, and/or service on the Board of Directors of, NTELOS or any of its Subsidiaries. For purposes of the foregoing, you will not be disqualified from being considered “reasonably available” to cooperate with the Company and its Subsidiaries if you are unable to cooperate with respect to any matters that are (i) in direct conflict with NTELOS and its Subsidiaries or (ii) conflict (in more than an immaterial way) with your duties and obligations to NTELOS or any of its Subsidiaries.

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In the event your employment with, and your service on the Board of Directors of, the Company and its Subsidiaries has terminated, and thereafter a Change in Control, as defined in the Plan, occurs while you continue to be an employee or serve on the Board of Directors of NTELOS or any of its Subsidiaries and you have remained reasonably available to cooperate with the Company and its Subsidiaries as may be necessary for the Company to address matters of material strategic importance to the Company with respect to which you have expertise from your previous employment with, or service on the Board of Directors of, the Company or any of its Subsidiaries, then your Award shares will fully vest and become non-forfeitable immediately prior to the Change in Control. For purposes of the foregoing, you will not be disqualified from being considered “reasonably available” to cooperate with the Company and its Subsidiaries if you are unable to cooperate with respect to any matters that are (i) in direct conflict with NTELOS and its Subsidiaries or (ii) conflict (in more than an immaterial way) with your duties and obligations to NTELOS or any of its Subsidiaries.

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In the event NTELOS terminates your employment with, or service on the Board of Directors of, NTELOS and its Subsidiaries under any circumstances where any restricted stock awards you have with NTELOS will vest and become non-forfeitable upon such termination of employment or service, and you have remained reasonably available to cooperate with the Company and its

Subsidiaries as may be necessary for the Company to address matters of material strategic importance to the Company with respect to which you have expertise from your previous employment with, or service on the Board of Directors of, the Company or any of its Subsidiaries, then your Award shares will vest and become non-forfeitable immediately prior to such termination with NTELOS and its Subsidiaries to the same extent as your restricted stock awards with NTELOS (even if you remain employed with, or are serving on the Board of Directors of, the Company or any of its Subsidiaries at that time). For purposes of the foregoing, you will not be disqualified from being considered “reasonably available” to cooperate with the Company and its Subsidiaries if you are unable to cooperate with respect to any matters that are (i) in direct conflict with NTELOS and its Subsidiaries or (ii) conflict (in more than an immaterial way) with your duties and obligations to NTELOS or any of its Subsidiaries.

By accepting this Award, you agree to be bound by the following confidentiality and non-solicitation restrictions:

Confidentiality

You understand and acknowledge that during your employment with the Company, you have been and will be making use of, acquiring or adding to the Company’s Confidential Information (as defined below). In order to protect the Confidential Information, you will not, during your employment with the Company or at any time thereafter, in any way utilize any of the Confidential Information except in connection with your employment by the Company. You will not at any time use any Confidential Information for your own benefit or the benefit of any person except the Company. At the end of your employment with the Company, you will surrender and return to the Company any and all Confidential Information in your possession or control, as well as any other Company property that is in your possession or control. The term “Confidential Information” shall mean any information that is confidential and proprietary to the Company, including but not limited to the following general categories: (a) trade secrets; (b) lists and other information about current and prospective customers; (c) plans or strategies for sales, marketing, business development, or system build-out; (d) sales and account records; (e) prices or pricing strategy or information; (f) current and proposed advertising and promotional programs; (g) engineering and technical data; (h) the Company’s methods, systems, techniques, procedures, designs, formula, inventions and know-how; (i) personnel information; (j) legal advice and strategies; and (k) other information of a similar nature not known or made available to the public or the Company’s competitors. “Confidential Information” shall also include any such information that you may prepare or create during your employment with the Company, as well as such information that has been or may be created or prepared by others. This promise of confidentiality is in addition to any common law or statutory rights of the Company to prevent disclosure of its trade secrets and/or Confidential Information.

Non-Solicitation

While you are employed by the Company and for one (1) year after your Termination Date, except as otherwise contemplated under the EMA, you will not, directly or indirectly, solicit or encourage any employee of the Company to terminate employment with the Company for any employment by a Competitor, any person who within the preceding 12 month period has been employed by the Company, or assist any other person, firm, or corporation to do any of the foregoing acts. Additionally, while you are employed by the Company and for one (1) year after your Termination Date, you will not, directly or indirectly, sell, attempt to sell, provide or attempt to provide, any wireline telecommunication services, including but not limited to internet services, to any person or entity who was a customer or an actively sought prospective customer of the Company, at any time during the Executive’s employment with the Company.

In the event you breach any of foregoing confidentiality or non-solicitation restrictions, in addition to any contractual or common law right the Company may have against you, you will waive and forfeit any and all rights to any further benefits under this letter or under the Plan and you will repay the Company for any benefit you may have already received under this letter or under the Plan.

Taxes

Under the Internal Revenue Code (the “Code”), your restricted stock grant is taxed as ordinary income when the shares fully vest. Upon vesting of your stock, you will be required to pay applicable withholding tax on the stock’s value prior to the stock being transferred to you. You may forfeit shares of vesting stock to satisfy all or part of the tax liability, or you may elect to have the withholding tax deducted from your regular pay; deducted from a bonus check (if applicable); or make payment directly to NTELOS by a personal check.

Dividends

Prior to the vesting of your restricted stock, you will be eligible to receive any dividends that are declared. Any applicable dividend checks will be mailed to your address of record. Dividends that you receive on restricted stock are treated as ordinary income (compensation) and not as dividend income. The Company will include these payments on your W-2 Wage Statement. If they also are reported on a Form 1099-DIV, Dividends and Distributions, you should list them on Schedule B (Form 1040), with a statement that they have been included as wages on your W-2. Do not include them in the total dividends received. You should consider reviewing page 13 of IRS Publication 525, “Taxable and Non-Taxable Income” for specific instructions on this issue.

Please contact your tax advisor if you have questions on these tax related issues.

Other Requirements

The Company may impose any additional conditions or restrictions on the Award or the exercise of the Award as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws. The Company shall not be obligated to issue or deliver any shares if such action violates any provision of any law or regulation of any governmental authority or national securities exchange.

The Committee may amend the terms of this Award to the extent it deems appropriate to carry out the terms of the Plan. The construction and interpretation of any provision of this Award or the Plan shall be final and conclusive when made by the Committee.

Nothing in this letter shall confer on you the right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate your service at any time, which rights shall be subject to the terms and conditions of any applicable employment agreement or other contractual relationship between you and the Company, if such agreement or other relationship exists.

Please sign and return a copy of this agreement to Joe Leigh, Vice President Human Resources, designating your approval of this letter. This acknowledgement must be returned within thirty (30) days. Your signature will also acknowledge that you have received and reviewed the Plan and that you agree to be bound by the applicable terms of this letter and the Plan.

Very truly yours,

LUMOS NETWORKS CORP.

By:

ACKNOWLEDGED AND ACCEPTED

Dated:

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